Exhibit 10.2

PROMISSORY NOTE

$75,000	Issuance Date: November 21, 2018

FOR VALUE RECEIVED, and intending to be legally bound, TimefireVR Inc. (the “Company”) located at 75 E. Camelback Rd., Suite 444, Scottsdale AZ, 85251 hereby unconditionally and irrevocably promises to pay to the order of ************** with an address at *********** (the “Payee”), in lawful money of the United States of America, the sum of $75,000 on or before the earlier of (i) the 90th day subsequent to the Issuance Date of this Promissory Note, (ii) the Company’s receipt of a minimum of $125,000 as a result of the Company closing the sale of any equity or debt securities of the Company, (iii) the Company’s purchase of more than $100,000 worth of assets not in the ordinary course of business including cryptocurrency assets of ************, and (iv) the Company’s entry into a Fundamental Transaction, as such term is defined in the Certificate of Designations for the Company’s Series E Convertible Preferred Stock (the “Maturity Date”).

Interest shall accrue on the outstanding principal balance of this Promissory Note on the basis of a 360-day year from the date hereof until paid in full at the rate of five percent (5%) per annum, and shall be due and payable upon the earlier of the Maturity Date, the prepayment date, if any, or upon an Event of Default as provided below. This Promissory Note may be prepaid, at the option of the Company, without premium or penalty, in whole or in part at any time or from time to time prior to the Maturity Date.

For purposes of this Promissory Note, an “Event of Default” shall occur if the Company shall: (i) fail to pay the entire principal amount of this Promissory Note when due and payable, (ii) admit in writing its inability to pay any of its monetary obligations under this Promissory Note, (iii) make a general assignment of its assets for the benefit of creditors, (iv) allow any proceeding to be instituted by or against it seeking relief from or by creditors, including, without limitation, any bankruptcy proceedings, or (v) fails to pay any other indebtedness when due, excluding related party indebtedness provided, however, if any action if brought to collect on any related party indebtedness it shall constitute an event of default.

In the event that an Event of Default has occurred, the Payee or any other holder of this Promissory Note may, by notice to the Company, declare this entire Promissory Note to be forthwith immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company. In the event that an Event of Default consisting of a voluntary or involuntary bankruptcy filing has occurred, then this entire Promissory Note shall automatically become due and payable without any notice or other action by Payee.

The nonexercise or delay by the Payee or any other holder of this Promissory Note of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance. No waiver of any right shall be effective unless in writing signed by the Payee, and no waiver on one or more occasions shall be conclusive as a bar to or waiver of any right on any other occasion.

Upon the failure to pay this Promissory Note when due, if the Payee, or any other holder, retains an attorney, the Payee or any other holder of this Promissory Note shall, recover from the Company all reasonable costs of collection, including, without limitation, attorneys’ fees. In the event suit is brought, the prevailing party shall be entitled to recover reasonable attorney fees and costs.

All notices and other communications must be in writing to the address of the party set forth in the first paragraph hereof and shall be deemed to have been received when delivered personally (which shall include via an overnight courier service) or emailed. The parties may designate by notice to each other any new address for the purpose of this Promissory Note.

Company hereby forever waives presentment, demand, presentment for payment, protest, notice of protest, and notice of dishonor of this Promissory Note and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Promissory Note.

This Promissory Note shall be binding upon the successors and assigns of the Company, and shall be binding upon, and inure to the benefit of, the successors and assigns of the Payee.

This Promissory Note shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York without regard to the conflict of laws principles thereof. The parties hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts located in New York County, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waive, and agree not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

IN WITNESS WHEREOF, the undersigned Company has executed this Promissory Note as of November 21, 2018.

TimefireVR Inc.

By: ___________________________

Name: Jonathan Read

Its: CEO